                                                               EHXIBIT 99.(h)(2)

                                  LAUDUS TRUST

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

This Agreement, dated as of March 16, 2007, is made and entered into by and between Charles Schwab Investment Management, Inc. (the "Adviser") and Laudus Trust (the "Trust") on behalf of each series of the Trust listed on Schedule A hereto, as may be amended from time to time (each a "Fund" and collectively the "Funds").

     WHEREAS, the Trust is a Massachusetts business trust and is registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end management investment company of the series type, and each Fund is a series of the Trust;

     WHEREAS, the Trust on behalf of each Fund and the Adviser have entered into Management Contracts dated, for each Fund, as set forth on Schedule A (each a "Management Agreement"), pursuant to which the Adviser provides investment management services to each Fund for compensation based on the value of the average daily net assets of each Fund; and

     WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interest of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each Fund may normally be subject.

     NOW THEREFORE, the parties hereto agree as follows:

     1. EXPENSE LIMITATION AND WAIVER. Until further notice from the Adviser to the Trust and in any event through July 30, 2009 the Adviser agrees that, to the extent that ordinary operating expenses incurred by a Fund in any fiscal year, including but not limited to investment advisory fees of the Adviser and including amounts payable pursuant to any plan adopted in accordance with Rule 12b-1 under the 1940 Act and sub-accounting fees (but excluding nonrecurring account fees, fees on securities transactions such as exchange fees, dividends and interest on securities sold short, service fees, interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of such Fund's business (the "Fund Operating Expenses")), exceed the Expense Limit as set forth on SCHEDULE A, such excess amount will be the liability of the Adviser.

     2. REIMBURSEMENT. If in any month during which the Management Agreement for a Fund is in effect, the estimated annualized Fund Operating Expenses of such Fund for that month are less than the Expense Limit as set forth on SCHEDULE A, the Adviser shall be entitled to reimbursement by the Fund of the investment advisory fees waived or reduced and other payments remitted to the Fund pursuant to Section 1 hereof (the "Reimbursement Amount"), to the extent that the Fund's annualized Fund Operating Expenses plus the amount so reimbursed equals, for such month, the Expense Limit as set forth on SCHEDULE A; PROVIDED that such reimbursement may be paid, in each case, only during the fiscal year in which the waiver, reduction or other payment was made or during the following two fiscal years; and FURTHER PROVIDED that such amount paid to the Adviser, together with all other amounts reimbursed to the Adviser pursuant to this agreement during the fiscal year in which such amount is paid, will in no event exceed the total Reimbursement Amount.

     3. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of the Trust's fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of each Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Expense Limit for each Fund as set forth on SCHEDULE A.

     4. TERM AND TERMINATION. This Agreement shall continue in effect with respect to all Funds until July 30, 2009 and shall thereafter continue in effect with respect to each Fund for a period of two (2) years, and shall be subsequently renewed annually on a rolling basis in two (2) year increments, provided either party may elect not to renew the Agreement an additional two (2) years upon such sixty (60) days' written prior notice. Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon sixty (60) days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Adviser, such action shall be authorized by the Trust's Board of Trustees.

     5. CAPTIONS. The captions in this Agreement are included for convenience of reference and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     6. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Declaration of Trust or Bylaws, each as in effect from time to time, or any applicable statutory or regulatory requirement, including without limitation any requirements under the 1940 Act, to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for or control of the conduct of the affairs of the Trust or the Funds.

     7. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from the terms and provisions of a Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

     8. AMENDMENT. This Agreement may be amended only by a written instrument signed by each of the parties hereto.

A copy of the Agreement and Declaration of Trust of the Trust, as amended, is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

LAUDUS TRUST,                           CHARLES SCHWAB INVESTMENT
On behalf of the Funds                  MANAGEMENT, INC.


By: /s/ George Pereira                  By: /s/ Evelyn Dilsaver
    ---------------------------------       ------------------------------------
Name: George Pereira                    Name: Evelyn Dilsaver
Title: Chief Financial Officer          Title: President and Chief Executive
                                               Officer

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                                   SCHEDULE A

                                                         DATE OF MANAGEMENT
                         FUND                                 CONTRACT                EXPENSE LIMIT
                         ----                            ------------------   ----------------------------
Laudus Rosenberg U.S. Small Capitalization Fund*          January 30, 2004    Institutional Shares - 1.14%
                                                         Amended & Restated
                                                         September 27, 2006      Investor Shares- 1.44%

Laudus Rosenberg International Small Capitalization       January 30, 2004    Institutional Shares - 1.49%
Fund                                                     Amended & Restated
                                                         September 27, 2006      Investor Shares- 1.79%

Laudus Rosenberg Value Long/Short Equity Fund             January 30, 2004    Institutional Shares - 1.74%
                                                         Amended & Restated
                                                         September 27, 2006      Investor Shares- 2.04%

Laudus Rosenberg U.S. Large/Mid Capitalization            January 30, 2004    Institutional Shares - 1.24%
Long/Short Equity Fund                                   Amended & Restated
                                                         September 27, 2006      Investor Shares- 1.54%

Laudus Rosenberg U.S. Large Capitalization Growth Fund    January 30, 2004    Institutional Shares - 0.99%
                                                         Amended & Restated
                                                         September 27, 2006      Investor Shares- 1.29%

Laudus Rosenberg U.S. Large Capitalization Value Fund       May 1, 2005       Institutional Shares - 0.99%
                                                         Amended & Restated
                                                         September 27, 2006      Investor Shares- 1.29%

Laudus Rosenberg International Equity Fund                January 30, 2004    Institutional Shares - 1.34%
                                                         Amended & Restated
                                                         September 27, 2006      Investor Shares- 1.64%

Laudus Rosenberg Global Long/Short Equity Fund            January 30, 2004    Institutional Shares - 1.99%
                                                         Amended & Restated
                                                         September 27, 2006      Investor Shares- 2.29%

Laudus Rosenberg U.S. Discovery Fund                      January 30, 2004    Institutional Shares - 1.14%
                                                         Amended & Restated
                                                         September 27, 2006      Investor Shares- 1.44%

Laudus Rosenberg U.S. Large Capitalization Fund           January 30, 2004    Institutional Shares - 0.99%
                                                         Amended & Restated
                                                         September 27, 2006      Investor Shares- 1.29%

Laudus Rosenberg U.S. Long/Short Equity Fund              January 30, 2004    Institutional Shares - 1.49%
                                                         Amended & Restated
                                                         September 27, 2006      Investor Shares- 1.79%

Laudus Rosenberg International Discovery Fund               May 1, 2006       Institutional Shares - 1.35%
                                                         Amended & Restated
                                                         September 27, 2006      Investor Shares- 1.65%

* There is no Expense Limit for Adviser Shares of the Laudus Rosenberg U.S. Small Capitalization Fund.